Exhibit 5.1

June 23, 2015

Ring Energy Inc.

6555 S. Lewis Avenue, Suite 200

Tulsa, OK 74136

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ring Energy, Inc., a Nevada corporation (the “Company”), in connection with an underwritten public offering (the “Offering”) of 4,500,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), to be issued and sold by the Company (the “Shares”) under its Registration Statement on Form S-3 filed on November 18, 2014, declared effective December 3, 2014 (the “Registration Statement”), the prospectus supplement, dated June 18, 2014, together with the base prospectus (the “Prospectus”), and the Underwriting Agreement (the “Underwriting Agreement”), dated June 18, 2015, by and between the Company and SunTrust Robinson Humphrey, Inc., as representative of the several underwriters named therein.

This letter is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

For the purpose of rendering our opinion set forth herein, we have examined and relied on (i) an Officer’s Certificate, dated as of June 23, 2015 (the “Officer’s Certificate”), executed by the Chief Financial Officer and Secretary of the Company (the “Certifying Officer”); (ii) the articles of incorporation and bylaws of the Company, certified by the Certifying Officer as of June 23, 2015; (iii) the Registration Statement, as furnished to us by the Company (excluding items incorporated therein by reference); (iv) resolutions of the board of directors and the pricing committee of the Company (the “Board”), certified by the Certifying Officer as of June 23, 2015; and (v) such other records and documents as we considered appropriate.

We have assumed the following: (A) the genuineness of all signatures on documents submitted to us; (B) the legal capacity of natural persons executing all relevant documents; (C) the accuracy and completeness of all corporate records provided to us by the Company and all public records reviewed by us; (D) the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to us even if signed or issued on an earlier date (although we have neither independently verified the statements made therein nor investigated the basis for the representations contained therein); (E) the accuracy and completeness of factual statements contained in the documents we reviewed; (F) the conformity to the originals of all documents submitted to us as copies; and (G) no changes in applicable law between the date of this letter and the date of the events that are the subject of this letter.

Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued by the Company and paid therefore by the Underwriters, will be validly issued, fully paid and non-assessable.

This opinion set forth herein is expressly limited to the laws of the State of Nevada, including all applicable provisions of Nevada statutes and the Constitution of the State of Nevada and published decisions of Nevada courts interpreting those provisions. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the laws of the State of Nevada as currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission and to the use of our name in the Prospectus under the caption “Legal Matters.” This opinion may not be used or relied upon for any other purpose. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations of the Commission promulgated under the Act.

Our opinion herein is rendered as of the date of this letter, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion. Our opinion is expressly limited to the matters set forth above, and we render no opinion, by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Shares, or any securities other than the Shares.

Very truly yours,

/s/ Burleson LLP
BURLESON LLP